Niagen Bioscience, Inc. Reports Second Quarter 2026 Financial Results

Launched pharmaceutical program targeting rare genetic diseases and aging related disorders in July
Launched Niagen Plus telehealth platform
Net sales of $29.8 million, including $24.2 million from Tru Niagen
Generated $1.6 million of operating cash flow year-to-date
Net income of $1.0 million and adjusted EBITDA of $3.0 million

LOS ANGELES, CA - August 4, 2026 - Niagen Bioscience, Inc. (NASDAQ:NAGE) today announced operational updates and financial results for the second quarter of 2026.
Second Quarter 2026 Financial and Business Highlights
•Total net sales of $29.8 million, including $24.2 million from Tru Niagen®. Direct to consumer sales on the Company’s website grew by 23% year-over-year.
•Gross margin of 64.8%, reflecting continued strength in business mix.
•Net income of $1.0 million, with basic and diluted earnings per share of $0.01.
•Adjusted EBITDA, a non-GAAP measure, was $3.0 million.
•Total cash provided by operations of $1.6 million during the six months ended June 30, 2026, ending with $66.7 million in cash and cash equivalents.
•Repurchased $2.8 million of common stock during the quarter.
•Launched Niagen Plus telehealth platform and made the at-home injection kit of Niagen Plus available to patients on niagenplus.com. The Company received LegitScript certification in June 2026, which allows for advertisement of Niagen Plus at-home injection kits.
•Introduced NB4168, a proprietary lead investigational therapeutic candidate for treatment of rare genetic diseases and aging related disorders, initially targeting Ataxia-Telangiectasia (A-T). NB4168 is an oral small molecule engineered to deliver substantially greater nicotinamide riboside (NR) exposure than conventional NR while maintaining a differentiated pharmacokinetic and safety profile.
•NB4168 received the Rare Pediatric Disease (RPD) designation for the treatment of A-T from the U.S. Food and Drug Administration, and Orphan Medicinal Product Designation (OMPD) from the European Medicines Agency (EMA), supporting the Company's plans to advance the program globally.
•Engaged Evotec as its contract research organization for the preclinical and IND enabling studies for NB4168, anticipated to begin in Q3 2026.
•Renamed the ChromaDex External Research Program (CERP) to the Niagen Research Program, reflecting the Company's evolution and focus on advancing the understanding and applications of NAD+ through its flagship ingredient, Niagen®.
•Appointed Abhijit Kale, Ph.D., as Senior Director of Global External Research to lead the pharmaceutical program and oversee its expanding portfolio of external scientific collaborations. Dr. Kale previously served as a Scientific Review Officer at Hevolution Foundation and held scientific leadership roles at the Buck Institute for Research on Aging.
“During the quarter, Tru Niagen continued to demonstrate its category leadership, and at the same time, we laid the foundation strategically for what we expect will unlock tremendous value for years to come. The launch of our telehealth business and pharmaceutical program are long-term growth drivers that have evolved Niagen from a nutritional supplement business to a multi-asset anti-aging company,” said Rob Fried, Chief Executive Officer. “Our underlying consumer products business is the engine funding the rest of our value accretive initiatives and we are focused on investing across our multiple strategic growth opportunities, while maintaining cash flow of the business.”

2026 Outlook and Strategic Priorities:

For the full year 2026, the Company expects the e-commerce business to grow 10% to 15% year-over-year. We continue to expect the remainder of our consumer business to perform in line with our prior expectations. The ingredient business is expected to be lower than the prior year as some of our commercial partners continue to face a more competitive market, although we expect to add additional ingredient partners in the near term. We expect Niagen Plus growth and new skincare partnerships to become meaningful contributors beginning in 2027.

The Company believes 2026 is an important year of strategic investment and expects operating expenses to increase as it invests across commercial, research and administrative functions to support these strategic priorities, while continuing to focus on disciplined capital allocation and positive cash flow from operations.

Investor Conference Call
A live webcast will be held Tuesday, August 4, 2026 at 4:30 p.m. Eastern Daylight Time (1:30 p.m. Pacific Daylight Time) to discuss Niagen Bioscience’s second-quarter financial results and provide a general business update.
To listen to the webcast, or to view the earnings press release and its accompanying financial exhibits, please visit the Investor Relations section of Niagen Bioscience’s website at https://investors.niagenbioscience.com. The toll-free dial-in information for this call is 1-833-461-5787 with Conference ID: 879107368. The webcast will be recorded, and will be available for replay via the website from 7:30 p.m. Eastern Daylight Time on August 4, 2026.
Important Note on Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continues,” “would” or the negative of such terms or other similar expressions. Forward-looking statements include without limitation, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the quotation from Niagen Bioscience’s Chief Executive Officer, statements related to the Company’s 2026 financial outlook including but not limited to net sales, gross margin, expenses, investment priorities, and commercialization efforts and statements regarding Niagen® and Niagen Plus clinical initiatives and statements attributable to management.

Risks that contribute to the uncertain nature of the forward-looking statements include: our relationships with major customers; a decline in general economic conditions nationally and internationally; the market and size of the vitamin, mineral and dietary supplement market and the intravenous market; decreased demand for our products and services; market acceptance of our products; interruptions in our ability to sell products through third-party online marketplaces; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products, including other supplements such as NMN; risks in product development; our ability to develop pharmaceutical business; the Company's therapeutic pipeline, including NB4168, preclinical and IND-enabling studies, and regulatory designations and development plans; inability to raise capital to fund continuing operations or new product development; changes in government regulation or regulatory priorities of government officials; the ability to complete customer transactions and capital raising transactions; inflationary conditions and adverse economic conditions; our history of operating losses; the growth and profitability of our product sales; our ability to maintain and grow sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; unanticipated developments in and risks related to the Company’s ability to secure adequate quantities of pharmaceutical-grade Niagen in a timely manner; the Company’s ability to obtain appropriate contracts and arrangements with U.S. FDA-registered 503B outsourcing facilities required to compound and distribute pharmaceutical-grade Niagen to clinics; the Company’s ability to remain on the U.S. FDA Bulk Drug Substances Nominated for Use in Compounding Under Section 503B of the Federal Food, Drug, and Cosmetic Act Category 1 list; the Company’s ability to maintain and enforce the Company’s existing intellectual property and obtain new patents; whether the potential benefits of NRC can be further supported; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities, including with respect to products seeking to compete in our market; mislabeling or other misleading marketing practices by competitors; economic and market instability, including as a result of tariffs or trade conflicts; and the risks and uncertainties associated with our business and financial condition in general, described in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our most recent Annual Report on Form 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Niagen Bioscience undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

About Niagen Bioscience, Inc.:

Niagen Bioscience is a global bioscience company focused on healthy aging. The Company is a leader in research on NAD+ (nicotinamide adenine dinucleotide), an essential coenzyme that supports cellular metabolism and declines with age. Niagen Bioscience is the innovator of nicotinamide riboside chloride (“NRC” or “NRCL,” commonly referred to as “NR”), a patented NAD+ precursor commercialized as Niagen®, available in both food-grade and pharmaceutical-grade forms. Nicotinamide riboside chloride and other NAD+ precursors are protected by Niagen Bioscience’s patent portfolio.

The Company markets its consumer supplement Tru Niagen® and develops and supplies Niagen® as a proprietary ingredient to partners across the health and wellness and pharmaceutical sectors. Niagen Bioscience is also advancing research and development of NAD+ precursor-based technologies for potential therapeutic applications. Follow us on X (formerly Twitter) @NiagenBio and Instagram @TruNiagen and @NiagenPlus and subscribe to our latest news via our website accessible at www.NiagenBioscience.com to which Niagen Bioscience regularly posts copies of its press releases as well as additional updates and financial information about the Company.

Contacts:

Investor Relations
KCSA Strategic Communications
Valter Pinto, Managing Director
1 (212) 896-1254
Niagen@kcsa.com

Media Relations
Kendall Knysch
Senior Director of Media Relations & Partnerships
+1 (310) 405-5227
Kendall.Knysch@NiagenBio.com

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
(In thousands, except per share data)
Sales, net	$29,785	$31,117	$61,259	$61,598
Cost of sales	10,471	10,891	21,969	22,041
Gross profit	19,314	20,226	39,290	39,557
Operating expenses:
Sales and marketing	10,130	8,207	19,805	16,324
Research and development	1,513	1,567	2,994	2,825
General and administrative	6,971	7,267	14,215	12,451
Total operating expenses	18,614	17,041	37,014	31,600
Operating income	700	3,185	2,276	7,957

Nonoperating income:
Interest income, net	372	552	747	1,011
Gain on sale of operating segment	(3)	—	4,781	—

Income before provision for income taxes	1,069	3,737	7,804	8,968
Provision for income taxes	106	128	523	296
Net income	$963	$3,609	$7,281	$8,672

Net income per share attributable to common stockholders:
Basic	$0.01	$0.05	$0.09	$0.11
Diluted	$0.01	$0.04	$0.09	$0.10

Weighted average common shares outstanding:
Basic	79,322	79,249	79,619	78,534
Diluted	82,504	86,241	83,474	84,877

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents, including restricted cash of $152 for both periods presented	$66,740	$64,788
Trade receivables, net of allowances of $114 and $147, respectively	8,580	9,741
Inventories	20,640	20,424
Assets held for sale	—	541
Prepaid expenses and other assets	1,826	1,312
Total current assets	97,786	96,806

Leasehold improvements and equipment, net	1,247	1,323
Intangible assets, net	5,311	5,660
Right-of-use assets, net	1,840	2,192
Other long-term assets	405	425
Total assets	$106,589	$106,406

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,439	$10,796
Accrued expenses	3,841	7,722
Current maturities of operating lease obligations	917	1,002
Current deferred consideration liability	524	—
Customer deposits	329	399
Total current liabilities	15,050	19,919
Deferred revenue	2,434	2,674
Operating lease obligations, less current maturities	1,412	1,815
Deferred consideration liability, less current portion	5,165	5,465
Total stockholders’ equity	82,528	76,533
Total liabilities and stockholders’ equity	$106,589	$106,406

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(In thousands)	2026	2025
Net cash provided by / (used in):
Operating activities	$1,578	$9,133
Investing activities	5,153	(167)
Financing activities	(4,779)	6,848
Net increase in cash and cash equivalents	1,952	15,814
Cash and cash equivalents beginning of period	64,788	44,660
Cash and cash equivalents at end of period	$66,740	$60,474

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted EBITDA
(In thousands)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025

Net income, as reported	$963	$6,318	$4,132	$4,578	$3,609
Adjustments:
Interest income, net	(372)	(375)	(552)	(564)	(552)
Provision for income taxes	106	417	292	222	128
Depreciation	117	116	139	157	158
Amortization of intangibles	174	175	60	38	38
Noncash lease expense	179	173	169	164	159
Share-based compensation	1,723	1,716	1,748	1,756	1,488
Severance and restructuring	144	79	53	10	21
Gain on settlement of royalty obligation (1)	—	—	(1,983)	—	—
Gain on sale of operating segment (2)	3	(4,784)	—	—	—
Adjusted EBITDA	$3,037	$3,835	$4,058	$6,361	$5,049
(1) Represents a gain related to the settlement of royalty obligations from a settlement agreement with Queen's University Belfast.
(2) Represents a gain related to the sale of the Company’s Analytical Reference Standards and Services operating segment.

Non-GAAP Financial Information:
To supplement Niagen Bioscience’s unaudited financial data presented in accordance with generally accepted accounting principles (GAAP), the Company has presented Adjusted EBITDA, a non-GAAP financial measure. Niagen Bioscience believes the presentation of this non-GAAP financial measure provides important supplemental information to management and investors and enhances the overall understanding of the Company’s historical and current financial operating performance. The Company believes disclosure of the non-GAAP financial measure has substance because the excluded expenses are infrequent in nature, are variable in nature or do not represent current cash expenditures. Further, such non-GAAP financial measure is among the indicators the Company uses as a basis for evaluating the Company’s financial performance as well as for planning and forecasting purposes. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the Company’s economic performance year-over-year.

Adjusted EBITDA is defined as net income before (a) interest, (b) provision for income taxes, (c) depreciation, (d) amortization, (e) non-cash share-based compensation costs, (f) severance and restructuring expense and (g) other infrequent items, including gains recognized related to the sale of an operating segment and a royalty settlement. While Niagen Bioscience believes that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of such measure. This measure is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the method of calculation. Management compensates for these limitations by relying primarily on the Company’s GAAP results and by using Adjusted EBITDA only supplementally and by reviewing the reconciliation of the non-GAAP financial measure to its most comparable GAAP financial measure.

Non-GAAP financial measures are not prepared in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.